SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)	July 29, 2004

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1440 Kiewit Plaza Omaha, Nebraska	68131

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

ITEM 5. Other Events and Regulation FD Disclosure
SIGNATURES

ITEM 5. Other Events and Regulation FD Disclosure

     Mrs. Susan T. Buffett, the wife of Warren E. Buffett, who at the time of her death on July 29, 2004, was a Director of Berkshire Hathaway Inc. and the President of The Buffett Foundation, owned 31,530 shares of Berkshire Hathaway Inc. Class A common stock and 177 shares of Berkshire Hathaway Inc. Class B common stock. Over the next two years, the estate of Mrs. Buffett, of which Mr. Buffett will be the executor, expects to sell approximately 1,200 to 1,500 shares of Berkshire Hathaway Inc. Class A common stock to fund the payment of taxes, other expenses and specific cash bequests. At the conclusion of probate, shares of Berkshire Hathaway Inc. common stock with a market value of $150 million at that time will be transferred from Mrs. Buffett’s estate in equal amounts to three private foundations that have been established by Mr. and Mrs. Buffett’s children. All shares of Berkshire Hathaway Inc. common stock remaining in the estate upon conclusion of the sales and transfers previously described will be transferred to the Buffett Foundation at the conclusion of probate.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.
Dated: August 9, 2004	/s/ Marc D. Hamburg
By: Marc D. Hamburg
Vice President and Chief Financial Officer